Exhibit 99.1

Press RELEASE

GMH Communities Trust

10 Campus Boulevard

Newtown Square, PA  19073

FOR IMMEDIATE RELEASE

GMH Communities Trust Files Quarterly Report on Form 10-Q and

Announces Second Quarter 2006 Results

Investor Conference Call To Be Held on September 19, 2006

 Lender Syndicate Approves Waiver and Amendment of Credit Facility

Company Declares Third Quarter 2006 Dividend

NEWTOWN SQUARE, Pa., September 15, 2006 — GMH Communities Trust (NYSE:GCT), one of the leading providers of housing, lifestyle and community solutions for college students and members of the U.S. military and their families, announced today that it has filed its Quarterly Report on Form 10-Q for the quarter ended June 30, 2006 with the Securities and Exchange Commission, and reported results for the second quarter of 2006. Financial and operating highlights for this period, and other news relating to the Company, include the following:

Second Quarter 2006 Results of Operations

The Company reported revenues of $71.5 million for the three months ended June 30, 2006 and FFO per diluted share of $0.13 per diluted share.  The Company had a net loss for the quarter of $541,000, resulting in a loss of $0.01 per diluted share.  Net income and FFO for the quarter included the effects of cash charges totaling $2.3 million relating to the Company’s Audit Committee investigation and operations of the Special Committee. These charges represented $0.03 per diluted share (before minority interest and taxes).  The Company had 73,097,859 weighted-average diluted common shares and units of limited partnership interest outstanding for the three months ended June 30, 2006.

The Company reported revenues of $138.1 million for the six months ended June 30, 2006 and FFO per diluted share of $0.30.  The Company had net income for this period of $599,000, resulting in earnings per diluted share of $0.01. As stated above, net income and FFO were negatively impacted by the cash charges associated with the Audit Committee investigation and operations of the Special Committee, which totaled $4.9 million for the six-month period ended June 30, 2006, or $0.07 per diluted share (before minority interest and taxes).  The Company had 73,537,988 weighted-average diluted common shares and units of limited partnership interest outstanding for the six months ended June 30, 2006.

Reconciliations of FFO to net income (loss), and FFO per share to earnings (loss) per diluted share, the most directly comparable GAAP measures, are included in a schedule accompanying this press release for the second quarter of 2006.

“We continue to report quarterly revenue growth in both of our student housing and military housing segments over the comparable prior year period,” stated Gary M. Holloway, Sr., the Company’s Chairman, Chief Executive Officer and President. “Although the costs associated with our Audit Committee and Special Committee activities during the quarter contributed to a net loss, our underlying operating fundamentals remain strong.”

Student Housing Summary

During the second quarter of 2006, the Company acquired an additional student housing property located near the University of South Carolina, containing 264 units/924 beds. The property was acquired for a purchase price of approximately $36.9 million, including the assumption of approximately $28.0 million in existing 10-year mortgage debt with a fixed interest rate of 5.57%, and the remainder coming from borrowings under the Company’s credit facility.  In addition, as of June 30, 2006, the Company provided management services for 23 student housing properties owned by others, containing a total of 4,056 units and 13,122 beds, and provided pre-leasing services for two student housing properties owned by others which were under construction, and, when complete, will contain a total of 455 units and 1,938 beds.  For the three months ended June 30, 2006, net income relating to the Company’s student housing segment was approximately $344,000 based on total revenues of approximately $46.2, as compared to net income of approximately $750,000 based on total revenues of approximately $32.0 million for the three months ended June 30, 2005 (as restated). For the six months ended June 30, 2006, net income relating to the Company’s student housing segment was approximately $2.4 million based on revenues of approximately $92.7 million, as compared to net income of $2.1 million based on revenues of $60.1 million for the six months ended June 30, 2005 (as restated).

Military Housing Summary

As of June 30, 2006, the Company earned fees for providing development, construction/renovation and management services to nine military housing projects, encompassing 21 military bases totaling 17,093 end-state housing units. This includes the Company’s Fort Gordon project, which covers approximately 887 end-state housing units, and Carlisle/Picatinny project, which covers approximately 348 end-state housing units.  During the second quarter of 2006, financing was completed for the Fort Gordon project, and the Company assumed management and maintenance services for the Carlisle/Picatinny project. Financing for the Carlisle/Picatinny project was secured in the third quarter of 2006.  For the three months ended June 30, 2006, net income relating to the Company’s military housing segment was approximately $3.3 million based on total revenues of approximately $25.1 million, as compared to net income of approximately $1.6 million based on total revenues of approximately $17.4 million for the three months ended June 30, 2005 (as restated). For the six months ended June 30, 2006, net income relating to the Company’s military housing segment was approximately $6.2 million based on total revenues of approximately $45.1 million, as compared to net income of approximately $3.4 million based on total revenues of approximately $30.1 million for the six months ended June 30, 2005 (as restated).

Investor Conference Call To Be Held on September 19, 2006

Management will conduct a conference call and live audio webcast at 10:00 a.m., Eastern time, on Tuesday, September 19, 2006 to review the Company’s results for the second quarter of 2006.

The conference call dial-in number is 303-262-2139. An audio webcast of the conference call will be available to the public, on a listen-only basis, via the Internet at the Investor Relations section of the Company’s website at http://www.gmhcommunities.com or http://www.earnings.com. Please allow extra time, prior to the call, to visit the site and download the necessary software to listen to the Internet broadcast. A replay of the webcast also will be available at the Company’s website for 30 days following the call.

Lender Syndicate Under Credit Facility Approves Waiver and Amendment

As reported in the Company’s Current Report on Form 8-K filed on September 8, 2006, the Company executed a Third Amendment and Waiver to Credit Agreement with its lender syndicate effective as of September 6, 2006.  Under the  agreement, the Company (i) obtained a waiver of  non-compliance with the interest coverage and fixed charge coverage ratios under the terms of the credit facility for the period ended June 30, 2006, and (ii) amended the credit facility to permit the Company to add back to the calculation of certain financial covenant ratios the expenses relating to the special investigation performed by the Audit Committee, as well as to the operations of the Company’s Special Committee in connection with its review of strategic alternatives. The amendment will assist the Company in meeting certain of its financial covenants under the credit facility that are based on the Company’s calculations of consolidated EBITDA and funds from operations, as defined in the credit facility. Commencing with the quarter ended June 30, 2006, the credit facility also has been amended to increase the Company’s total leverage ratio, as defined in the credit facility, to 70% through December 31, 2006, after which the total leverage ratio will revert to 60%.

Announcement of Third Quarter 2006 Dividend

The Company announced earlier today that its Board of Trustees has declared a regular quarterly dividend of $0.2275 per share on its common shares of beneficial interest, payable on October 13, 2006 to shareholders of record at the close of business on September 29, 2006.

Update on Earnings Guidance for 2006

As stated during the Company’s investor conference call on August 10, 2006, the Company does not intend to provide guidance for 2006 until such time as the Special Committee has completed its process. At that time, the Company’s management, together with assistance from the Board of Trustees, will evaluate whether it is appropriate to provide any guidance with respect to the Company’s anticipated results of operations for the year ended December 31, 2006.

Supplemental Information

The Company will produce a supplemental information package that provides details regarding its operating performance, investing activities and overall financial position for the second quarter of 2006, as well as restated segment results for both the second and third quarters of 2005. A copy of this supplemental information package will be available on the Company’s website at www.gmhcommunities.com under the Investor Relations section.

Non-GAAP Financial Measures

This press release contains non-GAAP (“Generally Accepted Accounting Principles”) information that is generally provided by most publicly traded REITs and that we believe may be of interest to the investment community. Reconciliations of all non-GAAP financial measures to GAAP financial measures are included in a schedule accompanying this press release.

About GMH

GMH Communities Trust (http://www.gmhcommunities.com) is a publicly-traded Maryland real estate investment trust (REIT). We are a self-advised, self- managed, specialty housing company focused on providing housing to college and university students residing off-campus and to members of the U.S. military and their families residing on or near bases throughout the United States. GMH Communities also provides property management services to third-party owners of student housing properties, including colleges, universities, and other private owners. The Company, based in Newtown Square, PA, employs more than 2,100 people throughout the United States.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release that are based on our current expectations, estimates and projections about future events and financial trends affecting us are “forward-looking statements.” Forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “expect,” “estimate” or other comparable terminology, and include the timing of our filings with the Securities and Exchange Commission. These statements are inherently subject to risks and uncertainties, including risks relating to our business presented in our filings with the Securities and Exchange Commission. Forward-looking statements are made as of the date of this press release, and we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

# # #

For more information contact:
At the Company
Kathleen M. Grim
kgrim@gmh-inc.com
610-355-8206
10 Campus Blvd.
Newtown Square, PA 19073

Gregory FCA Communications
(Media contact)
Greg Matusky
greg@gregoryfca.com
610.642.8253

Financial Relations Board
Lisa Fortuna	Joe Calabrese
(Analyst Info)	(General)
(312) 640-6779	(212) 827-3772

GMH COMMUNITIES TRUST

 CONSOLIDATED BALANCE SHEETS

(in thousands, except par value and number of shares)

	June 30, 2006	December 31, 2005
	(unaudited)
ASSETS
Real estate investments:
Student housing properties	$1,356,654	$1,210,255
Accumulated depreciation	46,297	29,039
	1,310,357	1,181,216
Corporate assets:
Corporate assets	8,858	8,178
Accumulated depreciation	738	565
	8,120	7,613
Cash and cash equivalents	4,668	2,240
Restricted cash	13,965	11,625
Accounts and other receivables, net:
Related party	18,356	19,191
Third party	2,911	2,925
Investments in military housing projects	39,463	37,828
Deferred contracts costs	1,886	1,063
Deferred financing costs, net	3,779	4,088
Lease intangibles, net	1,100	3,201
Deposits	8,081	2,856
Other assets	3,899	4,105
Total assets	$1,416,585	$1,277,951
LIABILITIES AND BENEFICIARIES’ EQUITY
Notes payable	$796,414	$692,069
Line of credit	93,000	36,000
Accounts payable	4,593	5,566
Accrued expenses	31,605	21,253
Dividends and distributions payable	16,642	16,227
Other liabilities	20,581	21,337
Total liabilities	962,835	792,452
Minority interest	174,734	188,633
Commitments and contingencies (Note 9)	—	—
Beneficiaries’ equity:
Common shares of beneficial interest, $0.001 par value; 500,000,000 shares authorized, 41,526,198 issued and outstanding at June 30, 2006, and 39,699,843 issued and outstanding at December 31, 2005	40	40
Preferred shares—100,000,000 shares authorized, no shares issued or outstanding	—	—
Additional paid-in capital	325,165	325,455
Unearned share compensation	—	(320)
Cumulative earnings	6,909	6,310
Cumulative dividends	(53,098)	(34,619)
Total beneficiaries’ equity	279,016	296,866
Total liabilities and beneficiaries’ equity	$1,416,585	$1,277,951

GMH COMMUNITIES TRUST AND THE GMH PREDECESSOR ENTITIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited in thousands, except share and per share information)

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
		(Restated)		(Restated)
Revenue:
Rent and other property income	$44,033	$29,763	$88,070	$55,604
Expense reimbursements:
Related party	17,675	12,369	31,055	20,456
Third party	1,389	1,303	2,725	2,577
Management fees:	3,512
Related party	2,101	1,543	4,140	3,330
Third party	647	1,008	1,655	1,545
Other fee income-related party	5,581	3,619	10,261	6,954
Other income	53	56	144	167
Total revenue	71,479	49,661	138,050	90,633
Operating Expenses:
Property operating expenses	19,730	12,130	37,935	22,198
Reimbursed expenses	19,064	13,672	33,780	23,033
Real estate taxes	4,377	3,143	8,578	5,155
Administrative expenses	4,535	2,834	8,300	5,776
Audit Committee and Special Committee expenses	2,301	—	4,876	—
Depreciation and amortization	10,715	8,683	21,064	16,408
Interest	11,676	6,901	22,630	12,258
Total operating expenses	72,398	47,363	137,163	84,828
(Loss) income before equity in earnings of unconsolidated entities, income taxes and minority interest	(919)	2,298	887	5,805
Equity in earnings of unconsolidated entities	1,174	455	2,390	941
Income before income taxes and minority interest	255	2,753	3,277	6,746
Income taxes	1,214	1,118	2,187	2,258
(Loss) income before minority interest	(959)	1,635	1,090	4,488
Minority interest	(418)	809	491	2,217
Net (loss) income	$(541)	$826	$599	$2,271

Earnings (loss) per common share—basic	$(0.01)	$0.03	$0.01	$0.07

Earnings (loss) per common share—diluted	$(0.01)	$0.03	$0.01	$0.07
Weighted-average shares outstanding during the period:
Basic	40,872,036	30,350,989	40,275,829	30,350,989
Diluted	73,097,859	61,878,439	73,537,988	61,806,301
Common share dividend declared per share	$0.2275	$0.2275	$0.4550	$0.4550

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

Funds From Operations

Funds from operations, or FFO, is a widely recognized measure of REIT performance. Although FFO is not a generally accepted accounting principle, or GAAP, financial measure, we believe that information regarding FFO is helpful to shareholders and potential investors. We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than we do. NAREIT defines FFO as net income (loss) before minority interest of unitholders, excluding gains (losses) on sales of depreciable operating property and extraordinary items (computed in accordance with GAAP), plus real estate related depreciation and amortization (excluding amortization of deferred financing costs), and after adjustment for unconsolidated partnerships and joint ventures. The GAAP measure that we believe to be most directly comparable to FFO, net income (loss), includes depreciation and amortization expenses, gains or losses on property sales and minority interest. In computing FFO, we eliminate these items because, in our view, they are not indicative of the results from our property operations. To facilitate a clear understanding of our historical operating results, FFO should be examined in conjunction with net income (determined in accordance with GAAP) as presented in the financial tables included in the financial statements that we file with the Securities and Exchange Commission. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (loss) (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available for our cash needs, including our ability to make cash distributions to shareholders.

Diluted funds from operations per share (“Diluted FFO per share”)

Diluted FFO per share is (1) FFO adjusted to add back any convertible preferred share dividends and any other changes in FFO that would result from the assumed conversion of securities that are convertible or exchangeable into common shares divided by (2) the sum of the (a) weighted average common shares outstanding during a period, (b) weighted average common units outstanding during a period and (c) weighted average number of potential additional common shares that would have been outstanding during a period if other securities that are convertible or exchangeable into common shares were converted or exchanged. However, the computation of Diluted FFO per share does not assume conversion of securities that are convertible into common shares if the conversion of those securities would increase Diluted FFO per share in a given period. The Company believes that Diluted FFO per share is useful to investors because it provides investors with a further context for evaluating its FFO results in the same manner that investors use earnings per share in evaluating net income available to common shareholders. In addition, since most equity REITs provide Diluted FFO per share information to the investment community, the Company believes Diluted FFO per share is a useful supplemental measure for comparing the Company to other equity REITs. The Company believes that diluted EPS is the most directly comparable GAAP measure to Diluted FFO per share. Diluted FFO per share, as it is based on FFO, has most of the same limitations as FFO (described above); management compensates for these limitations by using the measure simply as a supplemental measure that is weighed in the balance with other GAAP and non-GAAP measures.

The following table presents a reconciliation of FFO to net income (loss), and FFO per diluted share to diluted Earnings (loss) per share, for the three and six months ended June 30, 2006 (in thousands, except for per share data):

Three Months Ended June 30, 2006
FUNDS FROM OPERATIONS (FFO):
Net loss	$(541)

Add:
Minority interest	(418)
Depreciation on real property	8,811
Amortization of lease intangibles	1,731
FFO	$9,583

FFO per share/unit - basic	$0.13
Weighted-average shares/units outstanding – basic	72,496,653

FFO per share/unit - fully diluted	$0.13
Weighted-average shares/units outstanding – fully diluted	73,097,859

EPS – basic	$(0.01)
Weighted-average shares outstanding – basic	40,872,036

EPS – fully diluted	$(0.01)
Weighted-average shares outstanding - fully diluted	73,097,859

Six Months Ended June 30, 2006
FUNDS FROM OPERATIONS (FFO):
Net income	$599

Add:
Minority interest	491
Depreciation on real property	17,329
Amortization of lease intangibles	3,400
FFO	$21,819

FFO per share/unit - basic	$0.30
Weighted-average shares/units outstanding – basic	71,901,789

FFO per share/unit - fully diluted	$0.30
Weighted-average shares/units outstanding – fully diluted	73,537,988

EPS – basic	$0.01
Weighted-average shares outstanding – basic	40,275,829

EPS – fully diluted	$0.01
Weighted-average shares outstanding - fully diluted	73,537,988